UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2006

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of Incorporation)	(IRS Employer Identification Number)

0-13063
(Commission File Number)

750 Lexington Avenue, New York, New York 10022
(Address of registrant’s principal executive office)

(212) 754-2233
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Scientific Games Corporation (the “Company”) has entered into an Amendment and Restatement Agreement, dated as of July 7, 2006 (the “Amendment and Restatement Agreement”), to amend the Company’s existing Credit Agreement, dated as of December 23, 2004, as amended and restated as of March 31, 2006 (the “Existing Credit Agreement”), among the Company, as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and certain other parties.

The amendment provides for a new $150 million senior secured Tranche D Term Loan, as well as continuation of the Company’s existing revolving credit facility and Tranche C Term Loan (the Tranche C Term Loan, the Tranche D Term Loan and the revolving credit facility under the Existing Credit Agreement, as amended and restated on July 7, 2006, collectively referred to as the “Amended and Restated Credit Agreement”). $98.5 million of the proceeds from the Tranche D Term Loan were used to repay, in full, the Tranche B Term Loan outstanding under the Existing Credit Agreement and the balance was used to repay loans outstanding under the revolving credit facility. Amounts borrowed under the revolving credit facility may be borrowed, repaid and reborrowed by the Company from time to time until maturity. The Amended and Restated Credit Agreement will terminate on December 23, 2009. Voluntary prepayments and commitment reductions under the Amended and Restated Credit Agreement are permitted at any time without fee upon proper notice and subject to minimum dollar requirements.

At the Company’s option, borrowings under the Amended and Restated Credit Agreement are based on either LIBOR or the higher of (i) the prime rate of J.P. Morgan Chase Bank, N.A. or (ii) the Federal Funds Effective Rate plus 0.50%. The interest rates under the Amended and Restated Credit Agreement vary depending upon the Company’s consolidated leverage ratio. The interest rate with respect to the revolving credit facility varies from 125 basis points to 200 basis points above LIBOR for eurocurrency loans and 25 basis points to 100 basis points above the higher of (i) the prime rate or (ii) the Federal Funds Effective Rate plus 0.50%, for base rate loans. The interest rate with respect to the Tranche C Term Loan and the new Tranche D Term Loan varies from 75 basis points to 150 basis points above LIBOR for eurocurrency loans and from zero basis points to 50 basis points above the higher of (i) the prime rate or (ii) the Federal Funds Effective Rate plus 0.50%, for base rate loans. At each of the interest rate pricing levels, the interest rate for the Tranche D Term Loan is 50 basis points lower than the interest rate was on the Tranche B Term Loan and the portion of the debt that was repaid under the revolving credit facility. During the term of the Amended and Restated Credit Agreement, the Company will pay its lenders a fee equal to the product of 0.50% per annum and the unused portion of the revolving credit facility.

The Company and its wholly-owned domestic subsidiaries have previously granted a security interest in certain collateral and the Company’s wholly-owned domestic subsidiaries have provided an unconditional guarantee with respect to the full and punctual payment of the Company’s obligations under the Existing Credit Agreement as set forth in the Guarantee and Collateral Agreement, dated as of December 23, 2004, which have been reaffirmed by the Company and its wholly-owned domestic subsidiaries as of July 7, 2006 in connection with the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains affirmative and negative covenants customary for financings of this type, including covenants that, among other things, limit the Company’s ability, and the ability of certain of the Company’s subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain asset sales, effect a consolidation or merger, sell, transfer, lease, or otherwise depose of all or substantially all assets, or create certain liens and other encumbrances on assets. Additionally, the Amended and Restated Credit Agreement contains financial covenants that limit the ratio of total debt to earnings before interest, income taxes, depreciation, and amortization, as defined (“EBITDA”), limit the ratio of senior debt to EBITDA and require a minimum ratio of EBITDA to interest expense. The amendment eliminated the fixed charge coverage ratio financial covenant and eliminated the requirement that the proceeds of issuances of equity be used to prepay term loans, as well as modified certain other provisions of the Existing Credit Agreement. The Amended and Restated Credit Agreement contains customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payment of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Amended and Restated Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

The foregoing does not constitute a complete summary of the terms of the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement, which are attached hereto as Exhibit 10.1. The descriptions of the terms of the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement are qualified in their entirety by reference to such exhibit.

In December 2004, in connection with the Company’s issuance of $275 million aggregate principal amount of 0.75% Convertible Senior Subordinated Debentures due 2024 (the “Debentures”) and in order to reduce the potential dilution upon conversion of the Debentures, the Company entered into convertible bond hedge and warrant option transactions with JPMorgan Chase Bank, N.A. and Bear Stearns International Limited, which are parties to, or affiliates of certain parties to, the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement. Additional information regarding such transactions was previously disclosed in Item 3.02 of the Company’s Form 8-K filed with the Securities and Exchange Commission on December 30, 2004, which is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet                                      Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1

Amendment and Restatement Agreement, dated as of July 7, 2006, including Exhibit A, which is the Amended and Restated Credit Agreement, dated as of July 7, 2006, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities Inc., as lead arranger and bookrunner, and certain other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: July 13, 2006	By:	/s/ DeWayne E. Laird
Name: DeWayne E. Laird
Title: Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Amendment and Restatement Agreement, dated as of July 7, 2006, including Exhibit A, which is the Amended and Restated Credit Agreement, dated as of July 7, 2006, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities Inc., as lead arranger and bookrunner, and certain other parties.